SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the registrant  [X]
Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            JEFFERSON BANCORP, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            JEFFERSON BANCORP, INC.
                  -------------------------------------------
                  (Name of Persons(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transactions apply:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0 -11:

    (4) Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, schedule or registration statement no.:

    (3) Filing party:

    (4) Date filed:

                           JEFFERSON BANCORP, INC.
                           301 ARTHUR GODFREY ROAD
                          MIAMI BEACH, FLORIDA 33140

- -----------------------------------------------------------------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 23, 1996
- -----------------------------------------------------------------------------

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Jefferson Bancorp, Inc. (the "Corporation") will be held in the sixth floor auditorium at Jefferson Bank of Florida, 301 Arthur Godfrey Road, Miami Beach, Florida on Tuesday, April 23, 1996 at 3:00 p.m., Miami time, for the following purposes:

   1. To elect three directors, each to serve for a term of three years.

   2. To ratify adoption of the Jefferson Bancorp 1996 Restricted Stock Plan.

   3. To act upon any other matter which may properly be brought before the meeting or any adjournment thereof.

   Only stockholders of record at the close of business on February 29, 1996 will be entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

   You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, please mark, date and sign the accompanying proxy and return it in the enclosed envelope. If you do attend, you may revoke your proxy and vote your shares in person if you wish to do so.

                     By Order of the Board of Directors,



                              BARTON S. GOLDBERG
                                   Secretary

Miami Beach, Florida
April 1, 1996

                           JEFFERSON BANCORP, INC.

- -----------------------------------------------------------------------------
                               PROXY STATEMENT
                                     FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 23, 1996
- -----------------------------------------------------------------------------

   This Proxy Statement is being furnished to stockholders of Jefferson Bancorp, Inc. (the "Corporation") in connection with the solicitation of proxies on behalf of the Board of Directors of the Corporation for use at the Annual Meeting of Stockholders to be held on Tuesday, April 23, 1996 and at any adjournment thereof. The mailing address of the principal executive offices of the Corporation is 301 Arthur Godfrey Road, Miami Beach, Florida 33140. It is anticipated that this Proxy Statement and related form of proxy will be first mailed to stockholders of the Corporation on or about April 1, 1996.

   If the enclosed form of proxy is executed and returned, all shares represented thereby will be voted in accordance with the stockholder's instructions. If no such instructions are specified, the proxy will be voted FOR the election as directors of the nominees named herein, or of such substitute nominee or nominees as may be designated by the Board of Directors if the nominees named herein are unable to serve, and FOR the ratification of adoption of the Jefferson Bancorp 1996 Restricted Stock Plan. A proxy may be revoked at any time before it is exercised either by executing and filing, prior to the commencement of the Annual Meeting, a subsequently dated proxy revoking the proxy previously given or by voting in person at the Annual Meeting.

                 VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

   The securities entitled to be voted at the Annual Meeting are the shares of common stock, par value $1.00 per share ("Common Stock"), of the Corporation. Each share of Common Stock is entitled to one vote on each matter submitted to stockholders. Only stockholders of record at the close of business on February 29, 1996 will be entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. At the close of business on February 29, 1996 there were 3,810,689 shares of Common Stock outstanding.

   The following table sets forth certain information as of February 29, 1996 as to the only persons known by the Corporation to own beneficially more than 5% of the outstanding Common Stock:

                                   SHARES
NAME AND ADDRESS                BENEFICIALLY     PERCENT OF
OF BENEFICIAL OWNER               OWNED(1)        CLASS(2)
- ----------------------------  ---------------  -------------
Arthur H. Courshon .........      297,522(3)        7.71%
 301 Arthur Godfrey Road
 Miami Beach, Florida 33140

Lenore J. Gaynor ...........      216,176           5.67%
 450 North Park Road
 Hollywood, Florida 33021

Norman M. Giller ...........      261,154(4)        6.79%
 975 Arthur Godfrey Road
 Miami Beach, Florida 33140

Barton S. Goldberg .........      243,934(5)        6.34%
 301 Arthur Godfrey Road
 Miami Beach, Florida 33140

Les Placements Turan Inc.  .      344,076(6)        9.03%
 6300 Northcrest
 Penthouse D1
 Montreal, Quebec H3S 2W3

Marmi Ltd. .................      354,845(7)        9.31%
 21301 Powerline Road
 Suite 204
 Boca Raton, Florida 33433 .

(1) Except as otherwise indicated, the beneficial owner has sole voting and investment power.

(2) "Class" for this purpose as to each beneficial owner consists of all shares of Common Stock outstanding on February 29, 1996, plus shares not yet outstanding but issuable within 60 days of that date upon exercise by the beneficial owner in question of outstanding stock options.

(3) Does not include 3,146 shares of Common Stock held by Mr. Courshon's wife as to which shares Mr. Courshon disclaims beneficial ownership. Includes 57,902 shares as to which Mr. Courshon shares voting and investment power with his wife, and 47,986 shares not presently owned by Mr. Courshon but subject to acquisition upon exercise of outstanding stock options.

(4) Does not include 2,254 shares of Common Stock held by Mr. Giller's wife as to which shares Mr. Giller disclaims beneficial ownership. Includes 80,499 shares as to which Mr. Giller shares voting and investment power with his wife, 31,512 shares held in trust for Mr. Giller's children, 51,752 shares held in trust for Mr. Giller's grandchildren and 34,547 shares not presently owned by Mr. Giller but subject to acquisition by him upon exercise of outstanding stock options.

(5) Includes 39,748 shares not presently owned by Mr. Goldberg but subject to acquisition by him upon exercise of outstanding stock options.

(6) Mr. Antoine Turmel is the president and controlling shareholder of Les Placements Turan Inc. which is the registered holder of these shares.

(7) Ms. Emily Vernon is the controlling shareholder of the general partner of Marmi Ltd., the limited partnership which is the registered holder of these shares. The Emily Vernon Revocable Trust is a limited partner of such limited partnership.

                       SECURITY OWNERSHIP OF MANAGEMENT

   The following table sets forth certain information as of February 29, 1996 as to the number of shares of Common Stock beneficially owned by each director, the chief executive officer of the Corporation, each other officer of the Corporation whose aggregate salary and bonus in 1995 exceeded $100,000 and all directors and executive officers of the Corporation as a group:

                                                       SHARES
                                                    BENEFICIALLY       PERCENT
NAME OF BENEFICIAL OWNER                              OWNED(1)       OF CLASS(2)
- ------------------------------------------------  ----------------  ------------
Arthur H. Courshon .............................        297,522(3)       7.71%
David Fenton ...................................         38,844(4)       1.01%
Lenore J. Gaynor ...............................        216,176          5.67%
Norman M. Giller ...............................        261,154(5)       6.79%
Barton S. Goldberg .............................        243,934(6)       6.34%
Jerrold F. Goodman .............................         42,241(7)       1.11%
Louis Harris ...................................         60,000(8)       1.57%
Marc Lipsitz ...................................         10,300(9)        .27%
Leonard H. Schwartz ............................         41,289(10)      1.08%
Antoine Turmel .................................        344,076(11)      9.03%
Emily Vernon ...................................        354,845(12)      9.31%
Sherman Winn ...................................         26,452(13)       .69%
Syed F. Zafar ..................................         14,151(14)       .37%
All directors and executive officers as a group       1,950,984(15)     48.72%

 (1) Except as otherwise indicated, the beneficial owner has sole voting and investment power.

 (2) "Class" for this purpose as to each beneficial owner consists of all shares of Common Stock outstanding on February 29, 1996, plus shares not yet outstanding but issuable within 60 days of that date upon exercise by the beneficial owner in question of outstanding stock options.

 (3) See footnote 3 under "VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS," above.

 (4) Includes 19,312 shares not presently owned by Mr. Fenton but subject to acquisition by him upon exercise of outstanding options.

 (5) See footnote 4 under "VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS," above.

 (6) See footnote 5 under "VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS," above.

 (7) Includes 7,912 shares as to which Mr. Goodman shares voting and investment power with his wife and 8,918 shares as to which Mr. Goodman shares voting and investment power with another person.

 (8) These shares are held in trust for the benefit of Mr. Harris.

 (9) Includes 9,785 shares not presently owned by Mr. Lipsitz but subject to acquisition by him upon exercise of outstanding options.

(10) Includes 19,313 shares not presently owned by Mr. Schwartz but subject to acquisition by him upon exercise of outstanding options.

(11) See footnote 6 under "VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS," above.

(12) See footnote 7 under "VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS," above.

(13) Includes 3,277 shares as to which Mr. Winn shares voting and investment power with his wife. Includes 23,175 shares not presently owned by Mr. Winn but subject to acquisition by him upon exercise of outstanding options.

(14) Includes 2,576 shares as to which Mr. Zafar shares voting and investment power with his wife.

(15) Includes 193,866 shares subject to outstanding stock options held by directors and officers which were exercisable on February 29, 1996 or within 60 days of such date.

                            ELECTION OF DIRECTORS

   The directors of the Corporation are divided into three classes, all classes to be as nearly equal in number as possible, and ordinarily one class is elected each year for a term of three years. At this Annual Meeting three directors will be elected, to serve until the 1999 Annual Meeting of Stockholders and until their respective successors are elected and qualify. Unless otherwise specified, shares represented by proxies solicited hereby will be voted for the election of LENORE J. GAYNOR, JERROLD F. GOODMAN AND SHERMAN S. WINN, each to serve a three-year term.

NOMINEES FOR ELECTION

   Set forth in the following table are the names of the nominees for election as directors, and certain information regarding such persons. All nominees have agreed to serve if elected. If for any reason not now known by the Corporation any of said nominees should not be able to serve, the proxies will be voted for a substitute nominee or nominees who will be designated by the Board of Directors. The affirmative vote of a plurality of the total votes cast is required for the election of directors. Subsidiaries of the Corporation are indicated by italics.

                                   POSITIONS WITH THE CORPORATION
                                      AND BUSINESS EXPERIENCE                    DIRECTOR     TERM TO
NAME AND AGE                         DURING THE LAST FIVE YEARS                   SINCE        EXPIRE
- --------------------  -------------------------------------------------------  -----------   ----------
Lenore J. Gaynor(1)   Director, JEFFERSON BANK OF FLORIDA; private investor.       1990         1999
Age: 67               Formerly: Director and Secretary, Gaynor and Company,
                      Inc., insurance.

Jerrold F. Goodman    Director, JEFFERSON BANK OF FLORIDA; President,              1980         1999
Age: 64               Yablick Charities, Inc., private foundation; private
Member of the         investor. Formerly: Director, JEFFERSON NATIONAL BANK
Compensation          AT SUNNY ISLES.
Committee and the
Audit Committee

Sherman S. Winn       Director, JEFFERSON BANK OF FLORIDA; Director, Greater       1979         1999
Age: 73               Miami Hotel and Motel Association; President,
Member of the         Metro-Dade Sister Cities Program. Formerly:
Compensation          Commissioner, Metro-Dade County; Executive Director,
Committee             Greater Miami Hotel and Motel Association; Director,
                      JEFFERSON NATIONAL BANK AT SUNNY ISLES.


(1) See "TRANSACTIONS INVOLVING MANAGEMENT," below.

DIRECTORS CONTINUING IN OFFICE

   Set forth in the following table are the names of the directors whose present terms of office will continue after the meeting, and certain information regarding such persons. Subsidiaries of the Corporation are indicated by italics.

                                   POSITIONS WITH THE CORPORATION
                                       AND BUSINESS EXPERIENCE                   DIRECTOR     TERM TO
NAME AND AGE                         DURING THE LAST FIVE YEARS                   SINCE        EXPIRE
- ---------------------  ------------------------------------------------------  -----------   ----------
Arthur H.              Chairman of the Board of Directors and President of         1969         1997
Courshon(1)            the Corporation; Chairman of the Board of Directors,
Age: 75                JEFFERSON BANK OF FLORIDA; Partner, Courshon and
Member of the          Courshon, attorneys; President, Arthur and Carol
Executive Committee    Courshon Foundation, RDCO, Inc., technology, and
                       A.H.C.S.C. Inc. Formerly: Director, Susan Crane,
                       Inc., manufacturing; Chairman of the Board of
                       Directors of JEFFERSON NATIONAL BANK, JEFFERSON
                       NATIONAL BANK AT SUNNY ISLES, JEFFERSON BANK,
                       JEFFERSON REALTY CORP. AND JEFFERSON CAPITAL CORP.

David Fenton           Director, JEFFERSON BANK OF FLORIDA; Realtor;               1979         1997
Age: 86                Trustee, Miami Beach Board of Realtors; Chairman,
Member of the          Miami Beach Safety Committee.
Audit Committee

Norman M. Giller(1)    Vice Chairman of the Board of Directors of the              1969         1998
Age: 78                Corporation and JEFFERSON BANK OF FLORIDA; Partner,
Member of the          Norman M. Giller and Associates, architects and
Executive Committee    planners, and Giller Building, realty. Formerly:
                       Director, JEFFERSON BANK; Vice Chairman of the Board
                       of Directors and President, JEFFERSON NATIONAL BANK
                       AT SUNNY ISLES.

Barton S. Goldberg     Secretary and Treasurer of the Corporation; Director        1969         1998
Age: 62                and President, JEFFERSON BANK OF FLORIDA. Formerly:
Member of the          Director and President, JEFFERSON BANK and JEFFERSON
Executive Committee    REALTY CORP.; Director and Senior Vice President,
                       JEFFERSON NATIONAL BANK AT SUNNY ISLES; Director,
                       Regency Insurance Co., insurance, Regency Premium
                       Finance Co., financing, Tricounty Insurance Co.,
                       insurance agency, and Regency Brokerage Service,
                       Inc., insurance brokers.

Leonard H. Schwartz    Director, JEFFERSON BANK OF FLORIDA; President,             1979         1997
Age: 54                Miklen Television, Inc., a television production
Member of the          company, Brookdale Management Company, a financial
Audit Committee        management company, and Brookdale Management Co.
                       South, a financial services company. Formerly:
                       Director, JEFFERSON BANK; President, Tres Palomas
                       Development Company, N.V., a real estate operation
                       and development company.

                                5

                                   POSITIONS WITH THE CORPORATION
                                       AND BUSINESS EXPERIENCE                   DIRECTOR     TERM TO
NAME AND AGE                         DURING THE LAST FIVE YEARS                   SINCE        EXPIRE
- ---------------------  ------------------------------------------------------  -----------   ----------
Antoine Turmel         President, Les Placements Turan Inc., investments;          1994         1997
Age: 77                Director, Canada Development Investment Corp. and
                       Theatronics International Limited, developer of
                       equipment for medical technology.

Emily Vernon           Limited partner, Marmi Ltd., investments; private           1985         1998
Age: 57                investor. Formerly: Director, JEFFERSON BANK;
                       Partner, Casablanca Hotel and Sherry Frontenac Hotel.


(1) See "TRANSACTIONS INVOLVING MANAGEMENT," below.

   During 1995, the Board of Directors met twelve times, its Audit Committee met four times and its Compensation Committee met two times. All directors, including officers, received $300 for each meeting of the Board of Directors held in 1995. All directors except officers received an additional fee at the annual rate of $15,000 and a $200 per-day fee for each committee meeting attended. The Chairman of the Audit Committee received $400 per day for each Audit Committee meeting attended. All directors of the Corporation attended at least 75% of the aggregate meetings held in 1995 of the Board of Directors and committees on which they served.

   The Audit Committee meets with the Corporation's independent auditors to review and approve the scope and results of audit services, reviews the independence of the Corporation's auditors, reviews the scope and results of the Corporation's internal accounting controls, considers the range of audit fees and makes recommendations to the Board of Directors regarding the engagement of the Corporation's independent auditors.

   The Compensation Committee administers the Corporation's benefit plans other than the Directors' Stock Option Plan. This committee meets to consider the grant of stock options to key employees of the Corporation and its subsidiaries pursuant to the Jefferson Bancorp 1983 and 1987 Stock Option Plans, and the award of restricted stock to eligible participants under the Jefferson Bancorp, Inc. Restricted Stock Plan. Other matters concerning management compensation are considered by the entire Board of Directors.

   The Corporation does not have a committee of directors concerned with the selection of nominees for election as directors, a matter which is considered by the entire Board of Directors.

                            EXECUTIVE COMPENSATION

   The following table sets forth information as to all compensation earned, paid or payable for services rendered to the Corporation and its subsidiaries during 1995 to the chief executive officer and each of the other executive officers of the Corporation whose aggregate salary and bonus in 1995 exceeded $100,000 (collectively, the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION             LONG-TERM COMPENSATION AWARDS
                         -------------------------------   -------------------------------------
                                                                RESTRICTED STOCK
                                                                  AWARD(S)(2)
                                                           -------------------------
                                                                                                      ALL OTHER
NAME AND                           SALARY(1)      BONUS       NUMBER        DOLLAR      OPTIONS    COMPENSATION(4)
PRINCIPAL POSITION         YEAR       ($)          ($)      OF SHARES      VALUE(3)       (#)            ($)
- -----------------------  -------  -----------   ---------  ------------  -----------  ----------   ----------------
Arthur H. Courshon         1995     $229,221     $     0      15,000       $202,500          0          $3,384
 Chairman of the           1994      229,221      87,500      15,000        150,000     20,000           3,384
 Board of Directors,       1993      229,498      87,500      15,000        150,000          0             282
 President & Chief
 Executive Officer

Norman M. Giller           1995     $104,671     $     0      10,000       $135,000          0          $1,737
 Vice Chairman             1994      104,671      25,000      10,000        100,000     16,000           1,737
 of the Board              1993      105,348      25,000      10,000        100,000          0             145
 of Directors

Barton S. Goldberg         1995     $219,100     $     0      14,000       $189,000          0          $2,808
 Director, Secretary       1994      219,100      68,250      14,000        140,000     12,000           5,118
 and Treasurer             1993      219,377      68,250      14,000        140,000          0             150

Marc Lipsitz               1995     $148,990     $ 5,769           0       $      0          0          $   12
 Senior Vice President     1994      139,269      10,000           0              0      5,000           3,462
 and General Counsel       1993       66,481       5,000           0              0      5,000               0

Syed F. Zafar              1995     $101,731     $ 3,846       2,500       $ 33,750          0          $  522
 Senior Vice President     1994       91,731      30,000       2,500         25,000      5,000           1,890
 and Comptroller           1993       83,302      25,000       2,500         25,000          0              31

(1) Includes fees for service as a director.

(2) As of December 31, 1995, the aggregate number and value, respectively, of shares of restricted stock held by each of the named individuals were as follows: Mr. Courshon: 45,450-$613,575; Mr. Giller: 30,300-$409,050; Mr.
    Goldberg: 42,420-$572,670; Mr. Lipsitz: 0-$0; Mr. Zafar:
    7,575-$102,262.50. The restrictions on restricted stock lapse on the third anniversary of the date of grant. Dividends on restricted stock are paid to the stockholder.

(3) Represents the fair market value of one unrestricted share of Common Stock on the last business day preceding the date of grant, multiplied by the number of shares awarded. In 1995 that market value was $13.50 per share; in 1994 and 1993 it was $10.00 per share.

(4) The amounts set forth in this column for 1995 represent premiums paid by the Corporation on group term life insurance for the named individual.


   There were no stock options granted to the Named Executive Officers during the year ended December 31, 1995.

   The following table sets forth information as to the value realized by the Named Executive Officers upon exercise of stock options and as to the value as of December 31, 1995 of unexercised options held by each of them:

                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                      YEAR AND FY-END OPTION/SAR VALUES

                                                    NUMBER OF UNEXERCISED      VALUE OF UNEXERCISED
                                                       OPTIONS/SARS AT      IN-THE-MONEY OPTIONS/SARS
                                                      FISCAL YEAR-END(#)      AT FISCAL YEAR-END($)
                                                    ----------------------  --------------------------
                         NUMBER OF
                          SHARES
                         ACQUIRED        VALUE           EXERCISABLE/              EXERCISABLE/
NAME                    ON EXERCISE     REALIZED        UNEXERCISABLE            UNEXERCISABLE(1)
- --------------------  --------------  -----------   ----------------------  --------------------------
Arthur H. Courshon             0        $     0           47,729 / 257           $208,059 / $1,284
Norman M. Giller  ..       2,149         10,481           34,547 /   0            148,726 /      0
Barton S. Goldberg             0              0           39,748 /   0            179,112 /      0
Marc Lipsitz .......         515          2,203            9,785 /   0             39,348 /      0
Syed F. Zafar ......       6,149         38,062           11,595 /   0             50,377 /      0

(1) Market Value of Common Stock as of December 31, 1995, minus the exercise or base price.


  REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION.

   From the Corporation's inception one of its primary tenets has been the preservation of its shareholders' capital, seeking income and long-term growth only from a secure and safe base of high capitalization. This policy has served the Corporation well in an era when the lure of short-term profits has led to the collapse of a dismaying number of financial institutions in a nationwide debacle of unprecedented magnitude. The incentive compensation program is designed and administered within the framework of that tenet. Growth in earnings is encouraged but only to the extent that it can be attained without undue risk.

   The Corporation's Restricted Stock Plan and stock option plans are intended to foster closer identification with shareholders' interests on the part of senior executives by promoting increased equity participation. Longevity of service is encouraged by limiting participation in the Restricted Stock Plan to executives who have been employed by the Corporation or its subsidiaries for a minimum of five years, with eligibility for higher awards dependent on longer service, so that the highest awards are available only for executives who have been so employed for at least fifteen years. Awards under the plan are subject to forfeiture if the grantee's employment with the Corporation ends for any reason other than death, disability, retirement or a change in control of the Corporation. Similarly, options granted under the Corporation's stock option plans generally are unexercisable unless the recipient remains in the employ of the Corporation for at least six months after the date of grant, and the right to exercise is lost upon the termination of the recipient's employment for any reason other than death, disability or retirement.

   In determining the aggregate compensation of the chief executive officer for 1995, the Compensation Committee recognized that the Corporation's consolidated net income and consolidated operating income both declined, due primarily to the nonrecurring extraordinary charge related to the sale of the Sea Club Hotel. However, the Committee also took into account the fact that under his direction the Corporation's capital ratio remained in the industry's highest percentage category, exceeding all governmental requirements, while stockholders' equity and consolidated operating income before that extraordinary charge and income taxes both increased markedly.

                                 Respectfully submitted,

                                 THE COMPENSATION COMMITTEE:

                                 Sherman S. Winn, Chairman
                                 Louis Harris
                                 Jerrold F. Goodman

                              PERFORMANCE GRAPH
               Comparison of Five Year-Cumulative Total Returns
                            Performance Graph for
                            JEFFERSON BANCORP INC.

PREPARED BY THE CENTER FOR RESEARCH IN SECURITY PRICES
Produced on 02/21/96 including data to 12/29/95

                                    Legend

 CRSP TOTAL RETURNS INDEX FOR:         12/31/90     12/31/91     12/31/92     12/31/93      12/30/94     12/29/95
- -----------------------------------  -----------  -----------   -----------  -----------  -----------  -----------
JEFFERSON BANCORP INC.                  100.0         93.9         108.1        139.6        150.8        209.2
Nasdaq Stock Market (US Companies)      100.0        160.5         186.9        214.5        209.7        296.5
Self-Determined Peer Group              100.0        129.8         193.7        283.5        387.7        502.7

 COMPANIES IN THE SELF-DETERMINED PEER GROUP
 FIRST OAK BROOK BANCSHARES INC                   GATEWAY BANCORP INC
 GOLDENBANKS OF COLORADO INC                      INDIANA UNITED BANCORP
 N F S FINANCIAL CORP                             NORWICH FINANCIAL CORP
 U F BANCORP INC

NOTES:

   A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

   B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

   C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

   D. The index level for all series was set to $100.0 on 12/31/90.

   The self-determined peer group used in the performance graph consists of the seven bank holding companies identified in the legend. These companies were selected by the Corporation from among bank holding companies the stock of which is traded on NASDAQ, and with a market capitalization similar to that of the Corporation.

          DIRECTORS' AND EXECUTIVES' SEVERANCE AND RETIREMENT PLANS

   Prior to 1994 the Corporation maintained a severance plan which provided for payments to senior officers of the Corporation and its subsidiaries upon termination of their employment during a one-year period following a Change in Control (as defined below) of the Corporation. Effective January 1, 1994, that plan was renamed the Jefferson Bancorp, Inc. Directors' and Executives' Severance and Retirement Plan and was amended to provide for cash payments to directors and senior officers of the Corporation upon a Change in Control, whether or not their employment is terminated as a result thereof, or upon their retirement. The Corporation's two banking subsidiaries each adopted substantially identical plans covering their own directors and senior officers. The Corporation's plan and those of its banking subsidiaries are hereinafter referred to collectively as the "Severance and Retirement Plans."

   The persons eligible to receive benefits under the Severance and Retirement Plans are the non- employee directors of the Corporation, the Chairman of the Board, the President, the Vice Chairman, the Secretary-Treasurer, all Executive Vice Presidents, the Counsel, the Comptroller and all Senior Vice Presidents of the Corporation and of each of its subsidiaries, provided that such directors have served the Corporation or a subsidiary as such, and such officers have been employed by the Corporation or a subsidiary (in either event, "Eligibility Service"), for five years or more (at which time such directors and officers become "Participants"). Benefits under the Severance and Retirement Plans are based on the length of Eligibility Service and the Participant's "Last Base Salary," defined as all compensation received by the Participant for services rendered to the Corporation and its subsidiaries for the calendar year immediately preceding the year in which the Participant retires or the Change in Control takes place (except for Participants who have attained the age of 60 and have 25 or more years of Eligibility Service, in which case the year is the one in which such Participant's compensation was highest, among the last five years next preceding the year in which such retirement or Change in Control takes place). While benefits to the Participant under the combined Severance and Retirement Plans are based upon his aggregate compensation for services to the Corporation and its subsidiaries, the responsibility for paying such benefits is divided among the Corporation and its subsidiaries in the respective proportions in which the expense for such compensation was allocated to them in their financial records. For this purpose such compensation previously allocated to a subsidiary which has since been divested shall be deemed to have been allocated to the Corporation.

   Upon the retirement of a Participant at his Normal Retirement Date (i.e., the later of January 1, 1999 or his 65th birthday) or upon a Change in Control of the Corporation, the Severance and Retirement Plans provide in the aggregate for payments to the Participant equal to (a) such Participant's Last Base Salary if he has five years of Eligibility Service, but less than ten; (b) two times such Participant's Last Base Salary if he has ten years of Eligibility Service, but less than fifteen; or (c) three times such Participant's Last Base Salary if he has fifteen years or more of Eligibility Service. For purposes of the Severance and Retirement Plans, "Change in Control" of the Corporation means a change in control of a nature required to be reported by the Corporation in a filing with the Securities and Exchange Commission. Such a change in control shall be deemed to have occurred if and when (a) any person is or becomes a beneficial owner, directly or indirectly, of securities of the Corporation representing 40 percent or more of the combined voting power of the Corporation's then outstanding securities, or
(b) individuals who were members of the Board of Directors of the Corporation immediately prior to a meeting of the stockholders of the Corporation involving a contest for the election of directors do not constitute a majority of the Board of Directors following such election.

   Except as otherwise specified in the Participant's salary continuation agreement described below, retirement benefits under the Severance and Retirement Plans vest yearly and ratably, while the Participant remains a Participant, over a period of years commencing on the later of the date upon which he becomes eligible for participation in the Plans or January 1, 1994 and terminate on his Normal Retirement Date; for example, a Participant who became eligible for participation in the Plans prior to January 1, 1994 and whose Normal Retirement Date is January 1, 1999 became vested in 20% of his retirement benefits on January 1, 1995 and shall become vested in an additional 20% each January 1 thereafter until he becomes fully vested on his Normal Retirement Date. In the event that he ceases to be a Participant prior to his retirement and prior to a Change in Control of the Corporation, his vested benefits shall be paid to him on his Normal Retirement Date.

   Each Participant in the Severance and Retirement Plans enters into a salary continuation agreement with the Corporation or the subsidiary which sponsors the Plan, in which he specifies whether he elects to have benefits under the Plan paid to him in a lump sum or over a period of months set forth in the agreement, not to exceed 180. Monthly payments shall be in an amount which will amortize the benefit amount over the number of months so set forth at an annual interest rate, compounded monthly, which is not in excess of the base rate of Jefferson Bank of Florida on the effective date of the agreement. Neither the salary continuation agreement nor the Severance and Retirement Plans constitute an employment policy or contract or retainer agreement, or confer upon the Participant the right to remain an employee or director of the Corporation or subsidiary in question.

   The Corporation and its banking subsidiaries maintain Death and Disability Benefit Plans pursuant to which Participants who die or become disabled while serving as a director or employee are eligible to receive benefits similar to those they would have received under the Severance and Retirement Plans had they retired on the date of death or disability. It is intended that benefits under the Severance and Retirement Plans and benefits under the Death and Disability Benefit Plans are to be mutually exclusive, not duplicative; for example, if a Participant receives benefits under the Death and Disability Benefit Plan by virtue of his Disability, as defined therein, he shall no longer be eligible for benefits under the Severance and Retirement Plans. It is also intended that retirement benefits under the Severance and Retirement Plans and benefits payable thereunder upon a Change in Control of the Corporation are to be mutually exclusive, not duplicative; for example, a Participant who receives benefits under the Plans by virtue of a Change in Control will no longer be eligible to receive retirement benefits under the Plans.

   As of February 29, 1996, nine directors and nine senior officers of the Corporation and its subsidiaries, including four of the Named Executive Officers, were eligible to participate in the Severance and Retirement Plans, having then completed at least five years of Eligibility Service with the Corporation or its subsidiaries, as the case may be. As of that date, Messrs. Courshon, Giller, Goldberg, Lipsitz and Zafar were credited with 27, 27, 27, 2 and 17 years of Eligibility Service, respectively, under the Severance and Retirement Plans. As of such date, no benefits had been paid to the Corporation's Named Executive Officers under the Plans.

                    ADOPTION OF 1996 RESTRICTED STOCK PLAN

   In 1989 the Corporation adopted the Jefferson Bancorp, Inc. Restricted Stock Plan, which has proved to be an effective vehicle for the Corporation in attracting and retaining skilled executives. However, few shares under that plan remain available for grant, and effective May 1, 1996 the Board of Directors of the Corporation has therefore adopted a substantially identical plan entitled the Jefferson Bancorp 1996 Restricted Stock Plan (the "1996 Plan"), subject to approval by the stockholders. The following summary of the 1996 Plan is qualified in its entirety by reference to the text of the plan itself, a copy of which is attached as Appendix A.

   An aggregate of not more than 300,000 shares of Common Stock will be available for awards under the 1996 Plan. Such shares may be authorized but unissued shares, shares held in the Corporation's treasury, or both. Shares so awarded and subsequently forfeited will be available for subsequent awards.

   The Compensation Committee, no member of which is eligible for an award under the plan, shall have full authority to interpret and administer the 1996 Plan. The persons eligible to receive restricted stock awards are the Chairman of the Board, the President, the Vice Chairman, the Secretary-Treasurer, all Executive Vice Presidents, the Counsel, the Comptroller and all Senior Vice Presidents of the Corporation and each of its subsidiaries, provided that such officers have been employed by the Corporation or a subsidiary for five years or more at the time of the award. As of February 29, 1996 nine senior officers of the Corporation and its subsidiaries, including four of the Named Executive Officers, would have been eligible to participate in the 1996 Plan, having then completed at least five years of eligible employment. As of that date, Messrs. Courshon, Giller, Goldberg, Lipsitz and Zafar had completed 27, 27, 27, 2 and 17 years of eligible employment, respectively. If the 1996 Plan is approved by the stockholders, the Board of Directors, acting only on the recommendation of the Compensation Committee, will be empowered to determine the particular participants to whom awards are to be made from time to time and to grant to each such participant, once each calendar year, a number of shares of Common Stock determined by dividing the fair market value of one share of Common Stock on the last business day preceding the date of grant into an amount equal to (i) such participant's Last Base Salary (as defined below), if he has been employed at the time of grant for fifteen years or more; (ii) two-thirds of such participant's Last Base Salary, if he has been so employed for at least ten years but less than fifteen years; or (iii) one-third of such participant's Last Base Salary, if he has been so employed for at least five years but less than ten years; provided that no participant may be awarded more than 20,000 shares in any calendar year.

   For the purposes of the 1996 Plan, "Last Base Salary" means all compensation received by a participant for services rendered to the Corporation and its subsidiaries for the calendar year immediately preceding the year of grant.

   All Common Stock granted under the 1996 Plan will be subject to a restriction preventing its sale, transfer, pledge or other encumbrance until the earliest to occur of the following events, at which time such restriction will lapse: (i) the participant's death or disability (as defined in the 1996
Plan) while in the employ of the Corporation or its subsidiaries or while retired therefrom with the consent of the Corporation, (ii) the third anniversary of the date of grant, or (iii) a Change in Control of the Corporation. If prior to the lapse of such restrictions the employee is discharged from the employ of the Corporation and its subsidiaries, with or without cause, or if he leaves such employ for any reason other than his retirement with the consent of the Corporation, the shares covered by the grant to him shall be forfeited to the Corporation. Until the shares covered by the grant to him are so forfeited or said restriction lapses, the participant may vote the shares and shall receive all cash dividends paid thereon; until such time, all shares of stock issued as dividends on such shares or as a result of splits thereof shall be subject to the same restriction applicable to the original shares. A "Change in Control" of the Corporation under the 1996 Plan is defined therein in the same manner as in the Directors' and Executives' Severance and Retirement Plans, which are described later in this Proxy Statement.

   The Board of Directors may in its discretion require each participant, as a condition precedent to his receipt of shares of Common Stock granted under the 1996 Plan, to deliver to the Corporation (i) a written representation that such shares are to be acquired for investment and not for resale or with a view to the distribution thereof, (ii) an acknowledgment that such shares cannot be transferred, even after the restriction described in the paragraph immediately above has lapsed, in the absence of a written opinion of counsel satisfactory to the Corporation to the effect that such transfer can legally be effected without registration under the Securities Act of 1993, as amended, and (iii) a written consent to the placing of a legend to the foregoing effect on the certificates representing such shares. Such certificates shall be held in escrow by the Corporation, accompanied by a stock power endorsed by the participant in blank, until such time as the restriction described in the paragraph immediately above has lapsed, at which time they will be delivered to the participant or the executor or administrator of his estate.

   The number of shares of Common Stock available for grant under the 1996 Plan is subject to adjustment for capital changes such as stock dividends, stock splits and recapitalization, in order to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the 1996 Plan.

   The following table sets forth the maximum awards which could be received in 1996 by eligible participants in the 1996 Plan, assuming that the Compensation Committee recommended that each participant receive the maximum award possible and that the Board of Directors granted such awards.

   For purposes of comparison the actual awards made in the past three years under the existing plan, which has an identical formula for awards, is also set forth.

                                                   1996 PLAN                          EXISTING PLAN
                                     -----------------------------------   -----------------------------------
                                            MAXIMUM AWARDS POSSIBLE                 ACTUAL AWARDS MADE
                                     -----------------------------------   -----------------------------------
NAME AND POSITION             YEAR    NUMBER OF SHARES   DOLLAR VALUE(1)   NUMBER OF SHARES    DOLLAR VALUE(1)
- --------------------------  -------  -----------------   ----------------  -----------------  ----------------
Arthur H. Courshon            1996         20,000           $  280,000
 Chairman of the              1995                                              15,000            $202,500
 Board of Directors,          1994                                              15,000             150,000
 President and Chief          1993                                              15,000             150,000
 Executive Officer

Norman M. Giller              1996         17,243           $  241,408
 Vice Chairman                1995                                              10,000            $135,000
 of the Board                 1994                                              10,000             100,000
 of Directors                 1993                                              10,000             100,000

Barton S. Goldberg            1996         20,000           $  280,000
 Director, Secretary          1995                                              14,000            $189,000
 and Treasurer                1994                                              14,000             140,000
                              1993                                              14,000             140,000

Syed F. Zafar                 1996          9,989           $  139,849
 Senior Vice President        1995                                               2,500            $ 33,750
 & Comptroller                1994                                               2,500              25,000
                              1993                                               2,500              25,000

All Eligible Participants     1996        102,783           $1,438,960
 as a Group                   1995                                              44,000            $594,000
                              1994                                              44,000             415,000
                              1993                                              44,000             415,000

(1) Represents the fair market value of one unrestricted share of Common Stock on the last business day preceding the date of grant, multiplied by the number of shares awarded. In the case of the hypothetical awards under the 1996 Plan, that market value was assumed to be $14 per share; for the actual awards in 1995 it was $13.50 per share, and for the awards in 1994 and 1993 it was $10.00 per share.

   If adopted by the stockholders, the 1996 Plan shall continue in force until terminated by the Board of Directors of the Corporation, which may amend or terminate the Plan at any time, provided that no such amendment or termination shall deprive any participant or his or her beneficiaries of any rights with respect to shares of Common Stock subject to grants theretofore made.

   An affirmative vote by the holders of a majority of the shares of Common Stock present and voting at the meeting is required to ratify the adoption of the 1996 Plan. The Board of Directors recommends a vote in favor of such ratification.

                        COMPLIANCE WITH SECTION 16(A)
                             OF THE EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than ten percent of the Corporation's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers. Officers, directors and beneficial owners of greater than ten percent of the Corporation's Common Stock are required by regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

   The Corporation has concluded, based solely on a review of the copies of the Section 16(a) report forms furnished to the Corporation, that with respect to the period from January 1, 1995 through December 31, 1995 all such forms were filed in a timely manner by the Corporation's officers, directors and greater than ten-percent beneficial owners.

                      TRANSACTIONS INVOLVING MANAGEMENT

   During 1995 certain directors and officers of the Corporation, corporations of which they were directors, officers or both, partnerships of which they were members, proprietorships of which they were owners, and members of their immediate families were customers of, or had transactions with, the Corporation and the Corporation's subsidiary banks in the ordinary course of business. Additional transactions may be expected to take place in the ordinary course of business in the future. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features to the Corporation.

   Jefferson Bank of Florida leases office space from Giller Building, a partnership of which Norman M. Giller, a director and officer of the Corporation and an owner of more than five percent of the issued and outstanding Common Stock of the Corporation, is a general partner. The lease provides for an annual rental of approximately $36,850 which in 1995 constituted approximately 5 percent of the annual gross revenues of the partnership. The terms of the lease were at least as favorable to the Corporation as those which might be obtained from an unaffiliated party.

   The Corporation's insurance agency is Gaynor and Company, Inc. David J. Gaynor, the son of Lenore J. Gaynor, is the sole stockholder of Gaynor and Company, Inc. Mrs. Gaynor is a director of the Corporation and a beneficial owner of more than five percent of the issued and outstanding Common Stock of the Corporation.

   With respect to property and casualty insurance, premium payments made by the Corporation to Gaynor and Company, Inc. aggregated approximately $269,177 in 1995, of which approximately $34,799 was retained by Gaynor and Company, Inc. as gross commissions. Gaynor and Company, Inc. also received approximately $15,936 in gross commissions earned as agent with respect to the Corporation's 401(k), group life, health and disability insurance plans. Additionally, Gaynor and Company, Inc. received from JR Hotel Corp., a subsidiary of Jefferson Bank, one of the Corporation's banking subsidiaries, approximately $49,878 in premiums with respect to property and casualty insurance covering Sea Club Hotel, which is owned and operated by JR Hotel Corp. Approximately $3,825 of this amount was retained as gross commissions. The terms of the transactions with Gaynor and Company, Inc. were at least as favorable to the Corporation and its subsidiary as those which might be obtained from an unaffiliated party.

   Jack R. Courshon is the brother of Arthur H. Courshon, who is a director and executive officer of the Corporation and the beneficial owner of more than five percent of the issued and outstanding Common Stock of the Corporation. Jack R. Courshon renders services as a consultant to the Corporation and as Assistant to the Chairman. From January 1, 1995 through March 27, 1996, Mr. Courshon received $93,065 in compensation for his services to the Corporation. The terms of Mr. Courshon's consulting agreement with the Corporation, which is terminable at will by either party, are at least as favorable to the Corporation as those which might be obtained from an unaffiliated party.

   The law firm of Courshon and Courshon, of which Arthur H. Courshon, who is a director and an executive officer of the Corporation, is a partner, provides legal services, from time to time, to the Corporation's banking subsidiaries in connection with the closing of loan transactions secured by mortgages. The borrower pays the legal fees incurred by the bank. The law firm also arranges for title insurance in connection with these transactions, with premiums being paid to the firm by the borrower. In 1995, the amount received by the law firm totalled approximately $3,203, most of which represented insurance premiums and attorneys' title fees. It is expected that Courshon and Courshon will continue to provide such services to the banking subsidiaries in the future.

                   ANNUAL REPORT AND FINANCIAL INFORMATION

   A copy of the Corporation's Annual Report for the fiscal year ended December 31, 1995, containing audited consolidated financial statements of the Corporation and its subsidiaries for the past two fiscal years, has been enclosed with this Proxy Statement.

                            SELECTION OF AUDITORS

   On February 20, 1996 the Board of Directors of the Corporation, on the recommendation of its Audit Committee, appointed the accounting firm of Deloitte & Touche LLP as the independent auditors of the Corporation for its fiscal year ending December 31, 1996. This firm (including its predecessor, Deloitte Haskins & Sells) has served in the same capacity since 1970, has no financial interest of any kind in the Corporation and has no other connection with the Corporation except for providing occasional management consultation services.

   A representative of Deloitte & Touche LLP is expected to be present at the 1996 Annual Meeting of Stockholders; he will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from any stockholders.

                        DATE FOR STOCKHOLDER PROPOSALS

   Stockholder proposals intended for submission at the 1997 Annual Meeting of Stockholders must be received by the Corporation at its principal executive offices, 301 Arthur Godfrey Road, Miami Beach, Florida 33140, no later than December 2, 1996 to be eligible for inclusion in the Corporation's proxy statement and form of proxy relating to the 1997 Annual Meeting of Stockholders.

                                OTHER MATTERS

   The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy intend to vote the shares represented by such proxy in accordance with their best judgment.

   The Corporation will bear the cost of soliciting proxies on behalf of the Board of Directors. In addition to solicitation by mail, proxies may be solicited by officers and regular employees of the Corporation, personally or by telephone or telegraph. The Corporation will request banks, brokers and other nominees, custodians and fiduciaries to forward proxy material to the beneficial owners and to seek instructions with respect to the execution of proxies, and the Corporation will reimburse them for their expenses in this connection.

PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY

                          By Order of the Board of Directors,

                          BARTON S. GOLDBERG
                          Secretary

Miami Beach, Florida
April 1, 1996

                                                                    APPENDIX A

                         JEFFERSON BANCORP, INC. 1996
                            RESTRICTED STOCK PLAN

   SECTION 1. PURPOSE. The purpose of the Jefferson Bancorp 1996 Restricted Stock Plan (the "Plan") is to aid Jefferson Bancorp, Inc. (the "Corporation") and its Subsidiaries in their efforts to attract persons of ability as key executives and to motivate such persons to remain as such executives and to the exert their best efforts on behalf of the Corporation and its Subsidiaries.

   SECTION 2. ELIGIBILITY. The persons eligible to receive benefits under the Plan are the Chairman of the Board and President, the Vice Chairman, the Secretary-Treasurer, all Executive Vice Presidents, the Counsel, the Comptroller and all Senior Vice Presidents of the Corporation and of each of the Subsidiaries, provided that such officers have been employed by the Corporation or a Subsidiary for five years or more ("Participants").

   SECTION 3. SHARES SUBJECT TO THE PLAN. The Board of Directors of the Corporation, acting only on the recommendation of its Compensation Committee, may grant to Participants from time to time an aggregate of not more than 300,000 shares of the common stock of the Corporation ($1.00 par value per share) (the "Common Stock"), subject to the restrictions and limitations hereinafter set forth. There shall be reserved from the Corporation's authorized but unissued shares, from shares held in its treasury, or from both, an aggregate of 300,000 such shares for grants under the Plan. If any shares so granted are forfeited to the Corporation, as provided in Section 5(d) below, the shares so forfeited may thereafter be granted again.

   SECTION 4. ADMINISTRATION. The Compensation Committee of the Board of Directors of the Corporation (the "Committee"), consisting of not less than three nor more than five members appointed by the Board, shall have full and sole authority to administer the Plan. The Committee shall keep minutes of its meetings and of the action taken by it without a meeting. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved by the unanimous written consent of the members of the Committee without a meeting, shall be the acts of the Committee. Each member of the Committee shall be a member of the Board who is not eligible to receive any grant under the Plan. Any vacancy occurring in the membership of the Committee shall be filled by appointment by the Board.

   The Committee shall have full authority to interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other actions it deems necessary or advisable, except as otherwise expressly reserved to the Board of Directors in the Plan. Without limiting the generality of the foregoing sentence, The Committee may, in its discretion, treat all or any portion of any period during which a Participant is on military service or on an approved leave of absence from the Corporation as a period of employment of such Participant by the Corporation for purposes of accrual of his rights under the Plan. Any interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive.

   SECTION 5. CONDITIONS AND RESTRICTIONS OF GRANTS. (a) The Board of Directors in its discretion may, once in each calendar year, grant to each Participant a number of shares of Common Stock on the last business day preceding the date of grant into an amount equal to (i) such Participant's Last Base Salary , if he has been so employed for fifteen years or more, (ii) two-thirds of such Participant's Last Base Salary, if he has been so employed for ten years, but less than fifteen; or (iii) one-third of such Participant's Last Base Salary, if he has been so employed for five years, but less than ten; provided that no participant may be awarded more than 20,000 shares in any calendar year.

   (b) For the purposes of the Plan, the "Fair Market Value" of one share of Common Stock shall be equal to the mean between the high bid and low asked prices of the Common Stock as listed in the pink sheets.

   (c) For the purposes of the Plan, "Last Base Salary" shall mean all compensation received by the Participant for services rendered to the Corporation and its Subsidiaries for the calendar year next preceding the year of grant, as such compensation is reflected on the Participant's W-2 or 1099 forms from the Corporation and its subsidiaries.

   (d) All shares of Common Stock granted under the Plan shall be subject to the restriction that they may not be sold, assigned or otherwise transferred, pledged or otherwise encumbered, until the earliest to occur of the following events, at which time such restriction will lapse: (i) the Participant's death or Disability while in the employ of the Corporation or its Subsidiaries or while retired therefrom with the consent of the Corporation,
(ii) the third anniversary of the date of grant, or (iii) a Change in Control of the Corporation. If prior to the lapse of such restrictions the Participant is discharged from the employ of the Corporation and its Subsidiaries, with or without cause, or if he leaves such employ for any reason other than his retirement with the consent of the Corporation, the shares covered by the grant to him shall be forfeited to the Corporation. Until the shares covered by the grant to him are so forfeited or said restriction lapses, the Participant may vote the shares and shall receive all cash dividends paid thereon; until such time, all shares of stock issued as dividends on such shares or as a results of splits thereof shall be subject to the same restriction applicable to the original shares.

   (e) For the purposes of the Plan, "Disability" shall mean an illness or injury as a result of which the Participant is unable to engage in his occupation with the Corporation for a period of not less than three consecutive months and, in the judgment of the Committee, will continue to be unable, for the remainder of his life, to engage in that occupation.

   (f) For the purposes of the Plan, the term "Change in Control of the Corporation" shall mean a change in control of a nature that would be required to be reported in response to Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934 as in effect on the date of this Agreement; provided that, without limitation, such change in control shall be deemed to have occurred if and when (A) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of securities of the Corporation representing 40 percent or more of the combined voting power of the Corporation's then outstanding securities, or (B) individuals who were members of the Board of Directors of the Corporation immediately prior to a meeting of the shareholders of the Corporation involving a contest for the election of directors shall not constitute a majority of the Board of Directors following such election.

   (g) The consideration for the issuance of the shares of Common Stock granted under the Plan shall be the past services of the Participants to the Corporation and its Subsidiaries, which consideration shall be assigned a value by the Board of Directors in the resolutions authorizing the grants. All such shares when issued shall be deemed to be fully paid and non-assessable.

   (h) The Board of Directors may in its discretion require each Participant, as a condition precedent to his receipt of shares of Common Stock granted under the Plan, to deliver to the Corporation (i) a written representation that such shares are to be acquired for investment and not for resale or with a view to the distribution thereof, (ii) an acknowledgment that such shares cannot be transferred, even after the restriction described in Section 5(d) above has lapsed, in the absence of a written opinion of counsel satisfactory to the Corporation to the effect that such transfer can legally be effected without registration under the Securities Act of 1933, as amended, and (iii) a written consent to the placing of a legend to the foregoing effect on the certificates representing such shares. Such certificates shall be held in escrow by the Corporation, accompanied by a stock power endorsed by the Participant in blank, until such time as the restriction described in Section 5(d) above has lapsed, at which time they will be delivered to the Participant or the executor or administrator of his estate.

   (i) In the event of any change in the Common Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares which thereafter may be granted under the Plan shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan.

   (j) Neither the Plan nor any grant thereunder shall confer upon any Participant any right with respect to the continuation of his employment by the Corporation or any of its Subsidiaries, or interfere in any way with the right of the Corporation or any of its Subsidiaries by which a Participant is employed to terminate his employment at any time, with or without cause.

   SECTION 6. AMENDMENT; TERMINATION. The Board of Directors may amend or terminate the Plan, with prospective or retroactive effect; provided, however, that no such amendment or termination shall deprive any Participant or his beneficiaries of any rights with respect to shares of Common Stock subject to grants theretofore made.

   SECTION 7. EFFECTIVE DATE; GOVERNING LAW. The Plan is effective as of May 1, 1996 and will continue in force until terminated by the Board. It shall be construed and enforced in accordance with the laws of the State of Florida.

                            JEFFERSON BANCORP, INC.

                      SUPPLEMENTAL INFORMATION PURSUANT TO

                   SCHEDULE 14A, ITEM 10(b)(2), INSTRUCTION 5

     Registration under the Securities Act of 1933, as amended (the "Securities Act"), of the shares issuable pursuant to the Jefferson Bancorp 1996 Restricted Stock Plan is not contemplated, because the plan is a non-volitional, non-contributory bonus plan, awards under which do not involve an investment decision. See SEC Release 6188; Securities Act Sec. 4(2).

                            JEFFERSON BANCORP, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 23, 1996

    The undersigned hereby appoints ARTHUR H. COURSHON, NORMAN M. GILLER and BARTON S. GOLDBERG, and each of them, proxies with full power of substitution to vote all shares of Common Stock of JEFFERSON BANCORP, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of JEFFERSON BANCORP, INC. to be held on Tuesday, April 23, 1996 and at any adjournment thereof, as designated below with respect to the election of three directors and the proposal to ratify adoption of the Jefferson Bancorp 1996 Restricted Stock Plan and, in the discretion of such proxies, with respect to such other matters as may properly come before the meeting, hereby revoking any proxy heretofore given.

    The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual Meeting.

                                                                                                 WITHHOLD AUTHORITY
                                                                       FOR          AGAINST        TO VOTE FOR THE
                                                                   THE NOMINEE    THE NOMINEE          NOMINEE
I. Election of Directors
        LENORE J. GAYNOR                                              [ ]            [ ]            [ ]
        JERROLD F. GOODMAN                                            [ ]            [ ]            [ ]
        SHERMAN S. WINN                                               [ ]            [ ]            [ ]

II. Proposal to ratify adoption of the Jefferson Bancorp 1996 Restricted Stock Plan

                          FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

(PLEASE MARK, SIGN AND DATE ON REVERSE SIDE AND
RETURN IN THE ENCLOSED ENVELOPE.)

    This proxy will be voted as directed on the reverse side by the undersigned stockholder. The Board of Directors recommends a vote FOR the election of each nominee above named, and if no direction is made, this proxy will be voted FOR the election of each nominee. The Board of Directors also recommends a vote FOR the proposal to ratify adoption of the Jefferson Bancorp 1996 Restricted Stock Plan, and if no direction is made, this proxy will be voted FOR such proposal.

                                    Number of shares owned ________________

                                    Dated: __________________________, 1996

                                    (X) ___________________________________

                                    (X) ___________________________________
                                    (PLEASE DATE AND SIGN EXACTLY AS
                                    INDICATED. FOR JOINT ACCOUNTS, EACH
                                    JOINT OWNER SHOULD SIGN. WHEN SIGNING
                                    AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                    TRUSTEE OR GUARDIAN, OR FOR A
                                    CORPORATION, PLEASE GIVE YOUR FULL
                                    TITLE.)

    Unless the date has been inserted above, the proxy shall be deemed to be dated for all purposes as of the date on which it is received by Jefferson Bancorp, Inc.

       (PLEASE MARK, DATE AND SIGN AND RETURN IN THE ENCLOSED ENVELOPE.)